Exhibit 10.2

CONVERTIBLE PROMISSORY NOTE

THIS NOTE dated August   12  , 2019 is a duly authorized Promissory Note of Star Alliance International Corp. a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), in the principle amount of $50,000 (the “Note”). This note will become effective only upon the execution by both parties and delivery of the payment of consideration by the Lender.

For good and valuable consideration, Star Alliance International Corp. (“Star”) jointly and severally promises to pay to the order of Randall Webb (“Lender”) whose address is located at      2521 E Shannon St. Gilbert AZ 85295      the sum of $50,000.

The note will be due in full including 10% interest per annum 60 days from the date hereof.

Payments shall first be applied to interest and the balance to principal. This note may be prepaid at any time, in whole or in part, without penalty. The note shall, at the option of any holder hereof, be due and payable upon the:

1/. Failure to make any payment within five days of the due date.

2/. Breach of any loan agreement, security agreement or mortgage, if any, having a priority over any loan agreement, security agreement or mortgage granted, in whole or in part, as collateral security for this note.

3/. Death, incapacity, dissolution or liquidation of any of the undersigned, or any endorser, guarantor or surety.

4/. Filing by any of the undersigned of an agreement for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

If this note shall be in default and placed for collection the undersigned shall pay all reasonable attorney fees and costs of collection.

At the sole discretion of the Lender the note may be converted to a minimum of 1,000,000 shares of common stock of Star Alliance International Corp. (Five (5) cents per share) plus stock for any outstanding interest, at any time up to the date of repayment of the note per the terms agreed above.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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Lender is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “1933 Act”), and will acquire this Note and the Underlying Shares (collectively, the “Securities”) for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. Lender has such knowledge and experience in financial and business matters that such Lender is capable of evaluating the merits and risks of the Securities. Lender can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Lender recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of Securities is registered under the 1933 Act or unless an exemption from registration is available. Lender has carefully considered and has, to the extent Lender believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisors, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. Lender has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Lenders’ knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Lender has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Lender. The Company has not supplied Lender any information other than its investor letter and PPM regarding the Securities or an investment in the Securities other than as contained in this Agreement, and Lender is relying on its own investigation and evaluation of the Company and the Securities and not on any other.

Payments shall be made to such address as maybe designated by the Lender.

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The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties shall remain fully bound until this note is paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, modification, waiver or other indulgence or discharge or release of any obligor hereunder or exchange, substitution or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and be governed and enforced in accordance with the laws of the State of California.

/s/ Richard Carey

By: Richard Carey/CEO

Star Alliance International Corp.

/s/ Randall Webb

By: Randall Webb

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